UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2024, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Monster Beverage Corporation (the “Company”) approved an employment agreement between the Company and Emilie Tirre, appointing Ms. Tirre, who previously served as President of the Americas of the Company, as Chief Commercial Officer of the Company (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $870,000, which amount will be reviewed annually and is subject to adjustment by the Compensation Committee. In addition, Ms. Tirre will be entitled to (i) a bonus as part of the Company’s annual incentive award program, payable at such times, and in such amounts, as set forth in the applicable annual incentive award agreement and which may be fixed from time to time by the Compensation Committee; (ii) participate in the Company’s incentive and savings plans and programs, including the Monster Beverage Corporation 2020 Omnibus Incentive Plan, as amended from time to time, and any other stock option plans and equity-based compensation plans; and (iii) cash severance, among other benefits, upon certain qualifying terminations of employment. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Biographical information regarding Ms. Tirre, age 55, is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”), and such information is incorporated by reference herein. No arrangement or understanding exists between Ms. Tirre and any other person pursuant to which Ms. Tirre was selected to serve as Chief Commercial Officer of the Company. There have been no related party transactions between the Company or any of its subsidiaries and Ms. Tirre reportable under Item 404(a) of Regulation S-K. Ms. Tirre does not have a family relationship with any of the Company’s directors or executive officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on June 13, 2024, the following matters were submitted to a vote of the stockholders. For more information on the following proposals, see the Proxy Statement.

Proposal No. 1. To elect ten directors of the Company to serve until the 2025 annual meeting of stockholders.

In accordance with the results below, the following individuals were re-elected as directors of the Company and received the number of votes set opposite their respective names.

Director	Votes For	Votes Withheld	Broker Non-Votes
Rodney C. Sacks	852,552,805	52,037,980	24,071,328
Hilton H. Schlosberg	887,021,416	17,569,369	24,071,328
Mark J. Hall	897,254,385	7,336,400	24,071,328
Ana Demel	901,670,364	2,920,421	24,071,328
James L. Dinkins	899,550,571	5,040,214	24,071,328
Gary P. Fayard	886,609,026	17,981,759	24,071,328
Tiffany M. Hall	901,649,725	2,941,060	24,071,328
Jeanne P. Jackson	893,986,904	10,603,881	24,071,328
Steven G. Pizula	860,969,054	43,621,731	24,071,328
Mark S. Vidergauz	818,895,516	85,695,269	24,071,328

Proposal No. 2. To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

In accordance with the results below, the appointment of Ernst & Young LLP was ratified and approved.

Votes For	Votes Against	Abstentions
927,344,124	766,067	551,922

Proposal No. 3. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

In accordance with the results below, the compensation of the Company’s named executive officers was approved on a non-binding, advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
847,999,394	55,532,438	1,058,953	24,071,328

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1+	Employment Agreement between the Company and Emelie Tirre dated June 13, 2024.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: June 14, 2024	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors and Co-Chief Executive Officer